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                                                                   EXHIBIT 10.04



                            ASSET PURCHASE AGREEMENT

        THIS ASSET PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of June 24, 1998 among Symantec Corporation, a Delaware corporation, and its wholly owned subsidiary Symantec Limited, an Ireland corporation, (collectively, "SYMANTEC"), and Binary Research Ltd., a New Zealand corporation ("BRL") and its wholly owned subsidiary, Binary Research International, Inc., a Wisconsin corporation ("BRI") (collectively BRL and BRI are referred to as "BR") on the other hand, and, solely for purposes of Section 11.2 and 11.5 hereof, the undersigned Stockholders. Although this Agreement is entered into as of June 24, 1998, it is the intent of the parties that the assets to be transferred and the liabilities to be assumed will have an effective date as of April 1, 1998 (the "EFFECTIVE DATE"), such that Symantec will have the benefits and obligations with respect to such transferred assets and assumed liabilities from and after the Effective Date.

                                    RECITALS

        A. BRL is in the business of developing, marketing and distributing certain software products described in EXHIBIT A hereto (the "BUSINESS"). BRI acts solely as a sales and service agent for BRL in the Business.

        B. The parties intend that, subject to the terms and conditions hereinafter set forth, Symantec will purchase from BR all its right, title and interest in and to the Business, including the software programs existing and under development, derivative works and related technical material and assets used in the Business, as set forth below.

        C. In exchange for the purchase of the assets comprising the Business, Symantec will make certain payments to BR.

                                    AGREEMENT

        NOW, THEREFORE, the parties hereto hereby agree as follows:

        1.     PURCHASE AND SALE OF ASSETS

               1.1 Sale and Assignment of Assets. Subject to and on the terms and conditions set forth in this Agreement, Symantec will purchase from BR and BR will sell, assign, convey, transfer and deliver to Symantec the following assets related to the Business (collectively the "ASSETS"):

                      (a) All the right, title and interest of BR in and to all software programs of BR, including those described in EXHIBIT A-1 (the "PROGRAMS"), and in and to all tools of BR, including those described in EXHIBIT A-2 (the "TOOLS"), including, but not limited to, all source codes, computer software programs, descriptions, layouts, diagrams, reports, test and other data and programs, and all related documentation and information, for the current and all preceding versions of the Programs and the Tools, all Intellectual Property Rights (as defined



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in Section 3.10 below) therein, including all source code, object code, marketing rights, patents, patent rights, patent applications, copyrights, copyright registrations, copyright applications, trademarks, trademark registrations, trademark applications, trade secrets, rights of priority, technology, know-how, inventions, moral rights, vendors lists, confidential and proprietary information related thereto, including the right to secure renewals, reissuances and extensions of the foregoing, and all Derivative Works prepared from any of the Programs or Tools. As used in this Agreement, "DERIVATIVE WORK" includes any translation, adaptation, modification, extension, upgrade, improvement, compilation, abridgment or other form in which any of the Programs or Tools may be recast, transformed or adapted where such derivative work would infringe any of the copyrights, including audio-visual copyrights, in any of the Programs or Tools.

                      (b) All right, title and interest of BR in and to all software code developed on or before the date of this Agreement or in development as of the date of this Agreement, including the software code described in EXHIBIT B (the "DEVELOPMENTS"). The Programs, the Tools and the Developments are collectively referred to herein as the "SOFTWARE PROGRAMS".

                      (c)    All Intellectual Property Rights of BR.

                      (d) All right, title and interest of BR in and to the following:

                             (i)    All licenses, investments, obligations,
contracts and other agreements or commitments of BR to the extent that they are used in connection with the Business (which licenses, contracts and other agreements are listed by BR in EXHIBIT C hereto), excluding any licenses, instruments, obligations, contracts or other agreements or commitments designated in SCHEDULE 1.1 or otherwise excluded by agreement of the parties in writing prior to the Closing (as defined in Section 7 below). To the extent that any license, contract or other agreement related to the Business that has not been disclosed to Symantec is discovered after the Closing, Symantec will have the right to elect whether or not to have such license, contract or agreement assigned to Symantec. The licenses and other agreements to be assigned to Symantec hereunder are referred to herein as the "CONTRACTS".

                             (ii)   All tangible assets used by BR in connection
with the Business including but not limited to:

                                    (A)    computers, peripherals and other
equipment, storage media,

                                    (B)    furniture, file cabinets, tools and
supplies, leasehold improvements

                                    (C)    inventories of raw material, work in
process, and finished goods;

(which tangible assets are listed by BR in detail in EXHIBIT D hereto, except for certain items valued at less than $1,000 each which may aggregated on such list). For purposes of allocating



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the purchase price for the Assets, the tangible assets will be valued at the net book value therefor as of the Closing.

                             (iii) All end-user licenses and associated rights related to "off-the-shelf" commercial software products used in connection with computer and data processing equipment included in the tangible assets described in (ii) above.

                             (iv)   All domain names, URLs, and phone numbers
used in connection with the Business.

                      (e) Accurate and complete copies of BR's books and records, including but not limited to:

                             (i)    stock ledgers, minute books, tax returns and
other corporate documents,

                             (ii)   marketing and sales information, pricing,
marketing plans, business plans, financial and business projections,

                             (iii)  correspondence, production records,
employment records

                             (iv)   contracts with vendors, distributors,
resellers, customers and other parties to the extent related to the Business;

                             (v)    any confidential information which has been
reduced to writing relating to or arising out of the Business, and other files and records relating to the Business (the "BUSINESS RECORDS"). Notwithstanding the foregoing, the parties agree that BR may retain the originals of all Business Records, provided that in the event that such originals are needed for Symantec's operation of the Business after the Closing, the parties will cooperate in providing access thereto.

                      (f)    The right to enforce confidentiality,
non-disclosure, employee invention and other proprietary rights agreements between BR and third parties, employees, consultants and contractors with respect to the Software Programs and the Intellectual Property Rights.

                      (g) All cash, marketable securities, accounts, accounts receivable, notes and notes receivable which arose out of BR's conduct of the Business and which are payable to BR, including any security held by BR for the payment thereof, but excluding any of the foregoing which prior to the execution of this Agreement shall have been placed by BR in the hands of a third party for collection (provided, however, that any proceeds thereof shall be included);

                      (h) All prepaid items, deposits and other similar assets of BRI existing on the Closing Date (the prepaid items, deposits and other similar items to be conveyed to Symantec pursuant hereto are hereinafter collectively referred to as the "Prepaid Items");



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                      (i)    Except as specifically provided in Section 1.2
hereof, all other assets and properties of BR whether tangible or intangible, real or personal.

               1.2 Excluded Assets. Those assets of BR listed in EXHIBIT E hereto will be retained by BR and will not be sold and transferred to Symantec (the "EXCLUDED ASSETS").

               1.3 Conveyance of Assets. From and after the Closing, BR will not retain any further right in or to the Assets, except (a) for the Excluded Assets; and (b) for any licenses, contracts or other agreements not transferred to Symantec as provided in Section 1.1(d)(i) above. BR hereby represents to Symantec that it owns, and it will convey to Symantec at the Closing, the Assets free and clear of any and all restrictions, except as set forth above in Section
1.1 or in SCHEDULE 1.3, and free and clear of any and all liabilities, obligations, liens or encumbrances, except only those liabilities and obligations which are set forth in SCHEDULE 1.3. The Assets will be delivered to Symantec at their current locations; intangible assets will be deemed delivered at BRL's principal place of business.

               1.4 Assumption of Liabilities. Symantec will assume, effective on the Closing, only those liabilities and obligations of BR (a) entered into or incurred in the ordinary course of business from and after April 1, 1998, (b) under those Contracts transferred to Symantec pursuant to Section 1.1(d)(i) which are incurred after the Effective Date, (c) that are listed in SCHEDULE 1.4, (d) that constitute Distributor Liabilities as defined in Section 11.2 (provided that Symantec will be entitled to indemnification for Indemnified Distributor Claims to the extent set forth in Section 11.2 and the Escrow Agreement), (e) that constitute taxes and charges to be paid by Symantec pursuant to Section 7.2 (provided that any such taxes paid shall be treated as a Loss under Section 11.2.3 hereof), (f) that arise under any Employee Plan (as defined in Section 3.14.3 and that has been disclosed to Symantec in writing),
(g) that constitute warranty claims or service claims based on warranties disclosed by BR to Symantec pursuant to the Schedules attached hereto, or (h) that constitute obligations to employees arising from termination of their employment by BR because Symantec chooses not to hire them (up to the amount of severance pay for such employees indicated in the Transition Agreement entered into between the parties even date herewith) other than liabilities based on express contracts not disclosed on a Schedule hereto. Symantec will not assume any liabilities or obligations of BR of any nature whatsoever, except as expressly provided in the first sentence of this Section 1.4, whether now existing or hereafter arising, including those (i) arising under ERISA (as defined in Section 3.14.3 below), or (ii) except as set forth above in this
Section 1.4, arising under any claim existing, accrued or accruing, contingent or otherwise, before the Closing.

        2.     PAYMENT FOR PURCHASE AND SALE OF ASSETS

               2.1 Aggregate Purchase Price. The aggregate purchase price to be paid to BR by Symantec for the Assets shall be US$27,500,000.00, payable in cash or by wire transfer ("PURCHASE PRICE"). BRI is only a sales and service agent for BRL under an arrangement terminable at will and owns no right, title or interest in or to any of the Software Programs, Developments or other Intellectual Property Rights that are part of the Assets or any goodwill.



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Accordingly BRI is being paid only for the book value of its Assets; all of the remaining Purchase Price is being paid to BRL.

               2.2 Payment at Closing. The sum of US$23,500,000.00 shall be paid to BR by Symantec at the Closing, which sum shall be credited against the Purchase Price.

               2.3 Balance of Purchase Price; Escrow. At the Closing, Symantec will deposit US$4,000,000.00 (the "ESCROW FUNDS"), in an escrow account, such Escrow Funds to be held in escrow pursuant to an escrow agreement (the "ESCROW AGREEMENT") (attached hereto as EXHIBIT F) to secure the indemnification obligations of BR and the Stockholders. The Escrow Funds will be the sole and exclusive source for the payment of any indemnification obligations of BR and/or the Stockholders hereunder. The balance of the Purchase Price shall be paid to BR or the Stockholders by Symantec in accordance with the Escrow Agreement.

        3.     REPRESENTATIONS AND WARRANTIES OF BR

               BR hereby represents and warrants that, except as set forth on the Schedules of Exceptions delivered by BR to Symantec herewith and referred to below in this Article 3:

               3.1 Organization and Good Standing. Each of BRL and BRI is a corporation duly organized, validly existing and in good standing under the laws of New Zealand and Wisconsin, respectively. Each of BRL and BRI has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified as a foreign corporation in the jurisdictions listed on SCHEDULE 3.1. Except as listed on Schedule 3.1, neither BRL, nor BRI owns or leases any real property, has employees or maintains a place of business in any country other than New Zealand. The shares of voting capital stock of BRL and BRI are owned by the persons and entities on Schedule 3.1. Except as listed on Schedule 3.1, no other person or entity has any right to acquire any shares of capital stock of BRL or BR. BRL has no subsidiary other than BRI and no ownership interest in any other entity. BRI has no subsidiaries and owns no ownership interest in any other entities.

               3.2    Power, Authority and Validity.

                      3.2.1 Each of BRL and BRI has the corporate right, power, legal capacity and authority to enter into and perform its respective obligations under this Agreement. The execution, delivery and performance of this Agreement by BRL and BRI have been duly and validly approved by the Board of Directors of BRL and BRI, respectively, and by the required vote of the holders of their respective capital stock.

                      3.2.2 Except as set forth in Schedule 3.2.2, no filing, authorization or approval, governmental or otherwise, is necessary to enable BRL or BRI to enter into, and to perform its respective obligations under, this Agreement, except for consents required under the Contracts or other agreements, instruments or commitments disclosed in Schedule 3.3 as exceptions to the representation made in the last sentence of Section 3.3 below.



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                      3.2.3  This Agreement constitutes the valid and binding
obligation of BRL and BRI enforceable against it in accordance with its terms, except as to the effect, if any, of (a) applicable bankruptcy and other similar laws affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

               3.3 No Violation. Except as set forth on SCHEDULE 3.3, neither the execution and delivery of this Agreement, nor the consummation of the transactions provided for herein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the charter documents of BRL or BRI, respectively, as currently in effect, (b) in any material respect, any Contract or any other agreement, instrument or commitment to which BRL or BRI, respectively, is a party or by which it is bound or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to BRL or BRI. The consummation of this Agreement and Symantec's acquisition of the Assets and exercise of the rights hereunder in and of themselves will not (x) result in the creation of any lien upon the Assets, (y) require the consent of any third party or (z) have a material adverse effect based upon any matter described in subparts (a) through (c) and (x) through (y) upon any such Assets or the exercise of any such rights, other than as set forth in Schedule 3.3. Except as set forth in Schedule 3.3, neither BRL nor BRI is a party to, or otherwise subject to any provision contained in, any instrument evidencing any indebtedness, any agreement or other instrument which restricts or otherwise limits either BRL's or BRI's right to transfer the Assets or will restrict Symantec's use thereof after transfer to Symantec.

               3.4 Litigation. Except as set forth in SCHEDULE 3.4, there is no action, proceeding or investigation pending or threatened in writing against BRL or BRI before any court or administrative agency that, if determined adversely to BRL or BRI, may reasonably be expected to have a material adverse effect on (a) the present or future value of the Assets, (b) the transfer of any of the Assets to Symantec under this Agreement or (c) the ownership or use, in any respect, of any of the Assets by BRL or BRI or Symantec. Except as set forth in Schedule 3.4, to the actual knowledge of BR, there is no substantial basis for any person, firm, corporation or entity to assert a claim against BRL or BRI, or against Symantec as successor in interest to BRL or BRI, based upon ownership or rights to ownership of any of the Assets.

               3.5    BR Financial Information. BR has delivered to Symantec as
SCHEDULE 3.5A the audited consolidated financial statements of BR at May 31, 1997 and for the year then ended and the unaudited consolidated financial statements of BR at March 31, 1998 and for the 10 months then ended (collectively, the "BR FINANCIAL STATEMENTS"). The BR Financial Statements, in all material respects, (a) are in accordance with the books and records of BR,
(b) fairly and accurately represent the financial condition of BR, and do not misrepresent the assets of BR, and (c), have been prepared substantially in accordance with New Zealand generally accepted accounting principles consistently applied in accordance with past practice ("GAAP"), and fairly and accurately represent the results of operations for the periods specified therein, provided that the unaudited consolidated financial statements lack notes and year end adjustments. Except as set forth in SCHEDULE 3.5C, to BR's knowledge (after such inquiry as would be required under GAAP), BR has no material debt, liability or obligation of any nature, whether accrued, absolute, contingent or otherwise, and whether due or to become due, that is not



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reflected, reserved against or disclosed in the BR Financial Statements, except for (i) those that are not required to be reported in accordance with GAAP and are disclosed by BR in writing to Symantec in Schedule 3.5C hereof and (ii) those that may have been incurred by BR after March 31, 1998 in the ordinary course of its business, consistent with past practice.

               3.6 Taxes. BRL and BRI have filed all federal, state, local and foreign tax and information returns related to its business or any of the Assets that are required to be filed, and BRL and BRI has each paid all taxes required to be paid in respect of all periods for which such returns have been filed. True and complete copies of all such tax and information returns have been provided to Symantec. BRL and BRI are not delinquent in the payment of any tax or in the filing of any tax returns, and no deficiencies for any tax have been threatened, claimed, proposed or assessed which have not been settled or paid. No tax return of BRL or BRI has ever been audited by any tax agency or authority. For the purposes of this Section 3.6, the terms "tax" and "taxes" include all federal, state, local and foreign income, gains, franchise, excise, property, sales, use, employment, license, payroll, occupation, recording, value added or transfer taxes, governmental charges, fees, levies or assessments (whether payable directly or by withholding), and, with respect to such taxes, any estimated tax, interest and penalties or additions to tax and interest on such penalties and additions to tax.

               3.7 No Product or Service Warranty Claims. Except for service and warranty claims pursuant to contract and warranties disclosed in Schedule 3.7, neither BR nor any of the Software Programs or any other Asset is the subject of any pending or threatened claim for breach of warranty or product liability and, to BR's actual knowledge, there is no basis for any such claim or action. Except as set forth in SCHEDULE 3.7, to BR's best knowledge, there are no contracts for maintenance, bug fix, development or warranty obligations, other than warranties provided in connection with BR's standard shrink-wrap end user license agreement.

               3.8 Absence of Certain Changes. Since March 31, 1998, except as set forth in SCHEDULE 3.8, there has not been with respect to BR:

                      (a) any change in the financial condition, properties, assets, liabilities, business or operations which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a material adverse effect on the Business or the ownership or use of any of the Assets;

                      (b) any mortgage, encumbrance or lien placed on any of the Assets;

                      (c) to the actual knowledge (based on such inquiry as is required under GAAP) of BR, any material obligation or liability incurred by BR with respect to the Business or any of the Assets;

                      (d) any purchase or sale or other disposition, or any agreement or other arrangement for the purchase, sale or other disposition, of any of the properties or assets of BR or any of the Assets;



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                      (e)    any damage, destruction or loss, whether or not
covered by insurance, materially and adversely affecting the properties, assets or Business of BR;

                      (f) any material labor dispute or claim of material unfair labor practice; any change in the compensation payable or to become payable to any of BR's officers, directors, employees, agents, consultants or contractors; or any bonus payment or arrangement made to or with any of such officers, directors, employees, agents, consultants or contractors (except as previously disclosed in writing to Symantec);

                      (g) any payment or discharge of a material lien or liability thereof related to the Business or any of the Assets, which lien or liability was not incurred in the ordinary course of business, consistent with past practices; or

                      (h) any obligation or liability incurred by BRL or BRI to any of its respective officers, directors, and to the best of BR's knowledge, its employees, agents, consultants or contractors, or any loans or advances made to any of such officers, directors, employees, agents, consultants or contractors , except normal compensation and expense allowances in accordance with past practice.

               3.9    Contracts; Tangible Assets.

                      (a) EXHIBIT C includes a true and complete list and summary of all licenses, instruments, obligations, contracts and other agreements or commitments of BR, including all licenses, instruments, obligations, contracts and other agreements or commitments whereby BR has acquired ownership or license rights to software code or Intellectual Property Rights used or to be used in any Software Programs or the development thereof or has granted to third parties any license rights to any Software Programs, any Assets or any Intellectual Property Rights. BR has provided to Symantec true and complete copies of such licenses, instruments, obligations, contracts and other agreements or commitments. All licenses, instruments, obligations, contracts and other agreements or commitments listed in Exhibit C are valid, binding, enforceable and in full force and effect in all material respects and will continue to be so on identical terms to Symantec's benefit immediately following the Closing and all consents or permissions needed to assign any such license, sublicense, contract, agreement or permission has been obtained or will be obtained prior to the Closing, except as indicated in SCHEDULE 3.9A. Except as indicated on Schedule 3.9A, BR is not (or, but for the passage of time, would be) in breach of or default under any material term of any agreement, obligation, contracts or commitment listed in Exhibit C. No penalty or additional payment is required in connection with the sale, assignment or other transfer of any of the Contracts, the Assets or other items to Symantec pursuant to this Agreement.

                      (b) EXHIBIT D contains an accurate and complete list of all the tangible assets owned by BR and used in connection with the Business (the "TANGIBLE ASSETS"), including computers, peripherals and other equipment, furniture, file cabinets, tools and supplies (referred to by type of item where individual items are valued at less than $2,000 each). BR owns and has good and marketable title to all of the Tangible Assets, free and clear of all liens, charges or



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encumbrances (other than for taxes not yet due and payable), except as set forth in SCHEDULE 3.9B.

               3.10 Intellectual Property. As used herein the term "INTELLECTUAL PROPERTY RIGHTS" means, collectively, all of the following worldwide intangible legal rights, including those existing or acquired by ownership, license (to the extent such can be sublicensed or assigned) or other legal operation, whether or not filed, perfected, registered or recorded, existing as of the Closing Date (as defined in Section 7 below) in or to: (i) all patents, patent applications, patent disclosures and related patent rights, including any and all continuations, divisions, reissues, reexaminations, or extensions thereof which have been filed, issued or acquired by BR as of the Closing Date and all inventions conceived of or reduced to practice as of the Closing Date (the "PATENT RIGHTS"); (ii) all copyrights, whether or not registered, owned by BR as of the Closing Date, including all registrations and applications therefor and all moral rights relating thereto (the "COPYRIGHT RIGHTS"); (iii) all trademarks, trade names and service marks, whether or not registered, owned by BR as of the Closing Date, including all registrations and applications therefor (the "TRADEMARK RIGHTS"); (iv) all trade secrets and know-how BR owns or otherwise has the right to use and transfer to Symantec; (v) all technology and other intellectual or industrial property and proprietary rights of BR used in the conduct of the Business; (vi) all rights relating to the protection of the foregoing; and (vii) all rights to sue or make any claims for any past, present or future infringement, misappropriation or unauthorized use of the any of the foregoing rights and the right to all income, royalties, damages and other payments that are now or may hereafter become due or payable with respect to any of the foregoing rights, including damages for past, present or future infringement, misappropriate or unauthorized use thereof.

                      (a) SCHEDULE 3.10 contains a complete and accurate list of BR's Patent Rights, registered Copyright Rights and Trademark Rights. BR has provided Symantec with copies of all such registrations and applications and any licenses granted or received with respect thereto. BR is the sole and exclusive owner of or has the exclusive right to use pursuant to license, sublicense, agreement or other valid permission, the Assets and all Intellectual Property Rights necessary for the operation of the Business as presently conducted and as presently proposed to be conducted. BR owns and has good and marketable title to all of the Software Programs and all of the Intellectual Property Rights, free and clear of all liens, charges, claims or encumbrances (other than for taxes not yet due and payable), except as set forth in Schedule 3.10.

                      (b) Except as indicated in Schedule 3.10, the Assets include all assets, properties and intellectual property and proprietary rights necessary to enable Symantec to continue to develop the Developments and to manufacture, market, distribute, use, license and sell the Software Programs and to otherwise conduct the Business in the manner in which such business is conducted by BR as of this date and as it is presently proposed to be conducted by BR.

                      (c) BR has taken measures which it believes are reasonable to protect the Intellectual Property Rights. BR has no actual knowledge of any infringement of any of the Intellectual Property Rights by any third party or any instance in which any such measures to



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protect any of the Intellectual Property Rights have not been taken or have failed in any material respect. To the best of BR's knowledge, BR is not aware of any material loss, cancellation, termination or expiration of any such Intellectual Property Rights, except as set forth in Schedule 3.10. All fees to maintain BR's registered rights in the Intellectual Property Rights that are due on or before the Closing Date, including registration, maintenance and prosecution fees, and all professional fees incurred in connection therewith, have been paid.

                      (d) BR has delivered to Symantec copies of all agreements (or the forms thereof if a standard form is used) entered into by its present and past employees, consultants and independent contractors with respect to the Intellectual Property Rights and protection of confidential information. Except as set forth in Schedule 3.10, all present and past employees, consultants and independent contractors have entered into such agreements. To BR's best knowledge, BR is not using any confidential information or trade secrets of any former employer of any of its past or present employees, consultants or independent contractors.

                      (e) The Business, as conducted on the date hereof does not, and the Business to be conducted by BR prior to the Closing will not, and the Software Programs do not and will not, and the Developments do not, cause BR or Symantec to infringe, violate or misappropriate any patents, trademarks, service marks, trade names, copyrights, trade secrets, proprietary rights or other intellectual property of any other person or entity, and BR has not received any written or oral claim or notice of infringement or potential infringement of the intellectual property or proprietary rights of any other person or entity which could be expected to have a material adverse effect on use or ownership of any of the Assets or the conduct of the Business by BR or Symantec; provided that, as to Patent Rights, Trademark Rights and other intellectual property rights that may be violated without actual or constructive notice of such rights, the foregoing representations in this subsection (e) are made solely to the actual knowledge of BR.

                      (f) To BR's best knowledge, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any of the Intellectual Property Rights. None of the Intellectual Property Rights is registered in the name of anyone other than BR and no one other than BR has any interest therein or right thereto, including the right to royalty or other payments.

                      (g) Except as set forth in Schedule 3.4, no Contracts or other agreements of BR restrict BR's ability to do business in any jurisdiction or with respect to any market or industry.

                      (h) Except as indicated in Schedule 3.10, BR is not obligated to pay any royalties or other payments or compensation to any third parties, employees, consultants, contractors, officers, directors, stockholders or others with respect to the Assets or the Intellectual Property Rights.

                      (i) BR has made a full, complete and accurate disclosure to Symantec regarding the state of development of the Developments and the Software Programs, including a list indicating all known bugs and deficiencies and their current status of resolution. The



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Software Programs and Developments are otherwise sold "as is", without representation or warranty, express or implied, including the implied warranties of merchantability and fitness for a particular purpose.

                      (j) All of the Software Programs and Developments will perform (including but not limited to the processing of data) in the same manner during and after the year 2000 as they do before the year 2000, without the need to modify or alter any of them in any respect, provided that the foregoing in no event will extend to any affect that third party hardware, software or data will have on such performance.

                      (k) No governmental or third party funding, grants or resources were utilized in connection with designing, developing, or manufacturing the Software Programs or the Developments or otherwise in conducting the Business and no governmental entity has any rights in or to any of the Assets or the Intellectual Property Rights.

               3.11 Suppliers and Customers. To BR's actual knowledge, except as set forth on Schedule 3.4, (a) BR has good commercial working relationships with its suppliers and since January 1, 1997 no supplier accounting for two percent (2%) or more of BR's purchases of supplies has canceled or otherwise terminated its relationship with BR, decreased or limited materially its materials supplied to BR from any corresponding period or, to BR's actual knowledge, threatened to take any such action, and (b) no customer of BR has threatened to cancel its agreement with BR or to bring an action or claim against BR.

               3.12 Compliance with Laws.To BR's actual knowledge, except as set forth on Schedule 3.4, BR has complied, or prior to the Closing Date will have complied, and is or will be at the Closing Date, in compliance, in all respects material to BR, the Business or any of the Assets, with all applicable laws, ordinances, regulations and rules, and all orders, writs, injunctions, awards, judgments and decrees, applicable to BR, the Business or any of the Assets, including: (a) all applicable federal, state and local laws, ordinances and regulations, and all orders, writs, injunctions, awards, judgments and decrees, pertaining to (i) the sale, licensing, leasing, ownership or management of the Assets, (ii) employment or employment practices, terms and conditions of employment, or wages and hours, or (iii) safety, health, fire prevention, environmental protection (including toxic waste disposal and related matters described in Section 3.20 hereof), building standards, zoning or other similar matters relating to BR, the Business or any of the Assets, and (b) the U.S. Export Administration Act and regulations promulgated thereunder or other laws, regulations, rules, orders, writs, injunctions, judgments or decrees applicable to the export or re-export of any of the Assets. BR has received all permits and approvals from, and has made all filing with, third parties, including government agencies and authorities, that are necessary to the conduct of the Business as presently conducted.

               3.13 Certain Transactions and Agreements. Except as set forth in SCHEDULE 3.13, no person who is an officer or director of BR, or a member of any officer's or director's immediate family, has any direct or indirect ownership interest in any firm or corporation that competes with BR (except with respect to any interest in less than 3% of the outstanding voting shares of any corporation whose stock is publicly traded). Except as set forth in Schedule 3.13, no person who is an officer or director of BR, or any member of any officer's or director's immediate family, is directly or indirectly interested in the business of BR or the Assets or in any material contract or informal arrangement with BR, except for compensation for services as an officer, director or employee of BR.

               3.14   Employees.

                      3.14.1 Except as set forth in SCHEDULE 3.14.1, BR has no employment contract or material consulting agreement with any person engaged in any respect in the Business that is currently in effect and is not terminable at will upon thirty (30) days or less notice (other than agreements with the sole purpose of providing for the confidentiality of proprietary information or assignment of inventions).

                      3.14.2 BR has never been and is not now (a) subject to a union organizing effort, (b) subject to any collective bargaining agreement with respect to any of its employees, (c) subject to any other contract, written or oral, with any trade or labor union, employees' association or similar organization or (d) a party to any material current labor dispute. BR has good labor relations. BR has no knowledge that any of its employees intends to leave BR's employ (other than to become a Symantec employee pursuant to offers made by Symantec to selected employees of BR).

                      3.14.3 SCHEDULE 3.14.3 contains a list of all pension, retirement, disability, medical, dental or other health plans, life insurance or other death benefit plans, profit sharing, deferred compensation agreements, stock, option, bonus or other incentive plans, vacation, sick, holiday or other paid leave plans, severance plans or other similar employee benefit plans maintained by BR with respect to any employee, independent contractor or consultant engaged in any aspect of its business (the "EMPLOYEE PLANS"). To the extent requested by Symantec, BR has delivered true and complete copies of all the Employee Plans to Symantec or Symantec's counsel. Each of the Employee Plans, and its administration, are, to BR's actual knowledge, in compliance with all applicable federal, state, local and other governmental laws and ordinances, orders, rules and regulations, except where the failure to so comply could not reasonably be expected to have a material adverse effect upon the financial condition or results of operations of BR. No liability with respect to the Employee Plans will pass to Symantec under the laws of New Zealand or other applicable laws by virtue of Symantec consummating the transactions contemplated by this Agreement. Except as set forth in Schedule 3.14.3, no employee of BR engaged in any aspect of its business has made medical claims since January 1, 1997 for $50,000 or more, in the aggregate, or, to BR's actual knowledge without any investigation, has any chronic illness.

                      3.14.4 No employee of BR is, to the actual knowledge of BR, in material violation of (a) any term of any employment contract, patent disclosure agreement or noncompetition agreement or (b) any other contract or agreement, or any restrictive covenant, relating to the rights of any such employee to be employed by BR or to use trade secrets of proprietary information of others.

                      3.14.5 SCHEDULE 3.14.5, which BR has delivered to Symantec, contains a list of all employees, officers, directors, agents, consultants and contractors of BR (the "BR EMPLOYEES"). BR has separately delivered to Symantec information relating to the current compensation (salary and any bonus or other special compensation arrangements), title and responsibilities of the BR Employees as of the date of this Agreement. BR has made no representation to any director, officer, employee, consultant or independent contractor regarding future employment by Symantec.

               3.15 Documents. BR have made available to Symantec for examination all documents and information listed or identified in the exhibits or schedules to this Agreement or otherwise called for by this Agreement and all documents which have been requested in writing by Symantec or Symantec's legal counsel, including copies of the respective charter documents of BR as currently in effect.

               3.16   Books and Records. The books, records and accounts of BR
(a) are in all material respects true and complete, (b) have been maintained in accordance with good business practices, (c) are stated in reasonable detail and accurately and fairly reflect the transactions and dispositions of or related to BR, the Business or the Assets, as the case may be, and (d) in all material respects accurately and fairly reflect the basis for the BR Financial Statements and the BR Financial Information.

               3.17 No Brokers. BR is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the negotiation, execution, delivery or performance of this Agreement or in connection with any transaction provided for herein or therein, other than as fully disclosed in SCHEDULE 3.17.

               3.18   Insurance. BR has no policies of insurance in effect.

               3.19 Government Contracts. BR has no actual knowledge of any acts, omissions or noncompliance with regard to any applicable public contracting statute, regulation or contract requirement (whether express or incorporated by reference) relating to any of the Contracts, the Business or any of the Assets with any Government Contract Party (as defined below) in either case that have led to or could lead to, either before or after the Closing Date,
(a) any claim or dispute involving BR, the Business or any of the Assets (and/or Symantec as successor in interest to the Assets) and any Government Contract Party or (b) any suspension, debarment or contract termination, or proceeding related thereto. BR has no actual knowledge of any act or omission related to the marketing, licensing or selling to any Government Contract Party of any of BR technical data or computer software, the Business or any of the Assets and that has led to or could lead to, either before or after the Closing Date, any material cloud on any of BR's rights in and to any of the Assets. For purposes of this Section 3.19, the term "GOVERNMENT CONTRACT PARTY" means any independent or executive agency, division, subdivision, audit group or procuring office of the United States, New Zealand or any other federal government, including any prime contractor of the federal government and any higher level subcontractor of a prime contractor of the federal government, and including any employees or agents thereof, in each case acting in such capacity.

               3.20   Environmental Matters.

                      3.20.l BR is conducting, and at all times has conducted, the Business and its operations at the facilities or sites at which the Business is now or has previously been conducted by BR or any of its predecessors-in-interest (collectively, the "FACILITIES"), in accordance, to BR's actual knowledge, with and in material compliance with all Environmental Laws (as hereinafter defined). "ENVIRONMENTAL LAWS" means all United States, New Zealand and other federal, state, and local laws and regulations relating to pollution, the protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including laws and regulations relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, disposal, transport or handling of Hazardous Materials (as defined below) or relating to occupational health and safety.

                      3.20.2 For the purposes of this Section 3.20, the term "HAZARDOUS MATERIALS" means any hazardous or toxic substance, material or waste which is or becomes prior to the Closing Date regulated under, or defined as a "hazardous substance," "pollutant," "contaminant," "toxic chemical," hazardous material," "toxic substance" or "hazardous chemical" under the Environmental Laws or any other laws applicable to BR, the Business or the Assets.

                      3.20.3 To BR's actual knowledge, during the period that BR has owned or leased the Facilities, there have been no disposals, releases or threatened releases of Hazardous Materials from or any presence thereof on such premises which would have a material adverse effect upon the Business, the Assets or the BR Financial Statements. BR has no actual knowledge of any presence, disposals, releases or threatened releases of Hazardous Materials on or from any of the Facilities (including any that may have occurred prior to BR having taken possession of any of such premises).

                      3.20.4 To BR's actual knowledge, there are no outstanding orders, injunctions or decrees against BR, nor are there any pending or threatened investigations of any kind against BR, concerning any Environmental Laws and there has been no litigation, proceeding or administrative action brought or threatened in writing against BR, or any settlement reached by BR with, any party or parties alleging the presence, disposal, release or threatened release of any Hazardous Materials on, from or under any of the Facilities.

               3.21 Disclosure. To BR's knowledge (based on the level of scienter applied for claims under Section 10(b) of the Securities Act of 1933, as amended), this Agreement, its exhibits and schedules, and any of the certificates or documents to be delivered by BR to Symantec under this Agreement, taken together, (a) contain, and as of the Closing will contain, no untrue statement of a material fact or (b) omit, and as of the Closing will omit, to state no material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.

               3.22 Solvency. BR is solvent and neither intends or expects to file or seek relief under bankruptcy, insolvency, creditors' relief or similar laws.

        4.     REPRESENTATIONS AND WARRANTIES OF SYMANTEC

               Symantec hereby represents and warrants, that, except as set forth on the Symantec Schedule of Exceptions delivered by Symantec to BR as
SCHEDULE 4.0:

               4.1 Organization and Good Standing. Symantec is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own, operate and lease its properties and to carry on its business as now conducted and as proposed to be conducted.

               4.2    Power, Authorization and Validity.

                      4.2.1 Symantec has the corporate right, power, legal capacity and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly and validly approved by Symantec's Board of Directors, and such approval, constitutes the only corporate action required to authorize the execution, delivery and performance by Symantec of this Agreement.

                      4.2.2 No filing, authorization or approval, governmental or otherwise, is necessary to enable Symantec to enter into, and to perform its obligations under, this Agreement, except for such filings as may be required to comply with the laws of New Zealand.

                      4.2.3 This Agreement constitutes the valid and binding obligation of Symantec, enforceable against Symantec in accordance with its terms, except as to the effect, of any, of (a) applicable bankruptcy and other similar laws, affecting the rights of creditors generally and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

               4.3 No Violation. Neither execution and delivery of this Agreement nor the consummation of any of the transactions provided for herein, will conflict with, or (with or without notice or lapse of time, or both) result in a termination, breach, impairment or violation of, (a) any provision of the certificate of incorporation or bylaws of Symantec, as currently in effect, (b) in any material respect, any agreement, instrument or commitment to which Symantec is a party or by which Symantec is bound, or (c) any federal, state, local or foreign judgment, writ, decree, order, statute, rule or regulation applicable to Symantec or its assets or properties.

               4.4 No Brokers. Symantec is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the negotiation, execution, delivery or performance of this Agreement or in connection with any transactions provided for herein or therein.

               4.5 No Reliance. Symantec is not relying on any statements, representations, warranties, disclosures or facts not set forth in this Agreement and the exhibits and schedules hereto in entering into or performing its obligations under this Agreement. Symantec has had the opportunity to ask further questions concerning the matters disclosed by BR hereunder and has made such inquiries as it deemed appropriate.

        5.     BR PRECLOSING COVENANTS

               The following covenants and conditions will apply during the period from the date of this Agreement until the Closing:

               5.1 Advice of Changes. BR will promptly advise Symantec in writing (a) of any event occurring subsequent to the date of this Agreement which would render any representation or warranty of BR contained in this Agreement, if made on or as of the date of such event or the Closing Date, to be untrue or inaccurate in any material respect, and (b) of any material adverse change in the Assets, the Business or BR's results of operations or financial condition.

               5.2 Operation of Business. Commencing upon execution of this Agreement, BR shall operate its business in the ordinary course, consistent with past practices. If BR becomes aware of a material deterioration in the relationship with any material customer or supplier of BR, it will promptly bring such information to the attention of Symantec in writing and, if requested by Symantec, will exert reasonable efforts to restore the relationship. BR will provide Symantec with current access to all books, records and information with respect to the Assets and the operation of BR's business.

               5.3 Conduct of Business. Except as provided otherwise herein or as approved or as recommended by Symantec, BR will not, without the prior written consent of either the Vice President, Planning & Analysis of Symantec or the Chief Financial Officer of Symantec:

                      (a) borrow any money secured by any interest in any of the Assets;

                      (b) enter into any transaction regarding the Business or any of the Assets not in the ordinary course of business or enter into any transaction (or make any commitment) regarding the Business or any of the Assets that involves an expense of BR in excess of $10,000 or a capital expenditure by BR in excess of $10,000;

                      (c) encumber or permit to be encumbered any of the Assets;

                      (d) sell, transfer, assign, convey or otherwise dispose of any of the Assets;

                      (e) enter into any material lease or contract for the purchase or sale of any property, real or personal, tangible or intangible, used in connection with the Business or any of the Assets;

                      (f) except as previously disclosed to Symantec in writing, pay any bonus, royalty, increased salary or special remuneration (except pursuant to existing arrangements heretofore disclosed in writing to Symantec) to any employee, consultant or independent contractor who renders or has rendered services to BR or enter into any new employment or consulting agreement with any such employee, consultant or independent contractor, or enter into any new agreement or plan of the type described in
Section 3.14.3 with respect to any such employee, consultant or independent contractor;

                      (g) change accounting methods except as necessitated by changes which BR is required to follow in generally accepted accounting principles;

                      (h) amend or terminate any Contract or other agreement or license to which it is a party (except pursuant to arrangements previously disclosed in writing to Symantec) except for any change to any Contract, agreement or license which has no adverse effect on BR, the Business or any of the Assets;

                      (i) lend any amount to any officer, employee, consultant or independent contractor other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practice, not material in amount, which travel and expenses shall be documented by receipts for the claimed amounts;

                      (j) waive or release any material right or claim with respect to the Business or any of the Assets;

                      (k) merge, consolidate or reorganize with, or acquire any entity;

                      (l) amend its charter documents, to the extent such action will adversely affect the Assets;

                      (m) agree to any audit assessment by any tax authority or file any federal or state income or franchise tax authority or file any federal or state income or franchise tax return, unless copies of such returns have been delivered to Symantec for its review prior to filing;

                      (n) license any Intellectual Property Rights, except in the ordinary course of business consistent with past practice, or license, encumber or otherwise dispose of any of the Assets or any rights thereto;

                      (o) enter into any other agreements or commitments affecting any of the Assets;

                      (p) hire any new BR employee or terminate the employment of any existing BR Employee without notice of the same to Symantec or encourage any BR Employee to accept employment with any third party (other than Symantec with respect to those employees who are offered employment by Symantec);

                      (q) effect a material change in any insurance coverage with respect to its business or any of the Assets; or

                      (r) agree or otherwise commit or create any obligation to do any of the things described in the preceding clauses 5.3(a) through 5.3(q).

               5.4 Employee Offers. BR hereby consents to Symantec extending offers of employment to all or any lesser number of BR Employees, such offers to be contingent upon the Closing. To facilitate such process, BR will cooperate with Symantec in identifying those BR Employees that Symantec may wish to hire and will provide Symantec with reasonable access to and the opportunity to meet and interview any BR Employee for the purpose of negotiating offers of employment contingent upon the Closing. BR will use its reasonable efforts to retain BR Employees as employees through the Closing Date and assist Symantec in securing the employment, commencing on the Closing Date, of those BR Employees to whom Symantec (or an affiliate designated by Symantec) makes offers of employment. BR hereby waives, with respect to the employment by Symantec of such BR Employees who accept offers of employment from Symantec, (a) any claims or rights BR may have against Symantec with respect thereto and (b) against any such employee under any non-competition, confidentiality or employment agreement, to the extent such provision would otherwise apply to Symantec. BR understands and acknowledges that any such BR Employees hired by Symantec shall be treated as "new hires" and Symantec's sole obligation to BR or such BR employees shall be as set forth in the Transition Agreement. If the Closing does not occur for any reason, Symantec will not recruit, attempt to hire, solicit or assist others in recruiting, attempting to hire or soliciting any BR Employee at any time up to and including June 30, 2000.

               5.5 Regulatory Approvals. BR will execute and file, or assist in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign which may be reasonably required under the laws of New Zealand, the United States or otherwise, or which Symantec may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. BR will use reasonable efforts to obtain or assist Symantec in obtaining all such authorizations, approvals and consents, and Symantec agrees to pay the reasonable costs for the same.

               5.6 Necessary Consents. BR will, at its own expense (other than as provided in Section 5.5), use reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate to facilitate or allow the consummation of the transactions provided for herein and to facilitate and allow Symantec to purchase the Assets at the Closing and to have full use of the Assets after the Closing.

               5.7 Litigation. BR will notify Symantec in writing promptly after learning of any action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against BR or threatened against BR which could have a material adverse effect on the Assets or the ability of BR to consummate the transactions contemplated by this Agreement.

               5.8 No Other Negotiations. From the date hereof until the termination of this Agreement (provided such termination is not in breach of this Agreement) or the consummation of the sale of the Assets at the Closing, BR will not, directly or indirectly, solicit, facilitate or encourage any offer, inquiry or proposal received from any party other than Symantec, or enter into any negotiations or discussions or provide any information to any third party (including information with respect to this Agreement or transactions provided for herein), concerning the possible disposition of all or any substantial portion of the Assets by merger, sale or any other means, will otherwise solicit, facilitate or encourage any such disposition or will authorize or permit any officer, director, employee, affiliate, agent or representative of BR, or any other person, on its behalf, directly or indirectly, to take any of the foregoing actions.

               5.9 Access to Information. BR will provide Symantec and its agents with reasonable access to the files, books, records and offices of BR, including, without limitation, any and all information relating to the Assets, taxes, commitments, contracts, leases and licenses relating to the Business or the Assets and the representations made by BR in this Agreement. BR will provide Symantec with full access to all documents, materials and information embodying or relating to the Software Programs and other Assets, including the source codes, object codes, descriptions, layouts, diagrams, reports, test and other data and programs, and all related documentation and information that is owned, used or held by BR. BR will cause its accountants to cooperate with Symantec and its agents in making available all financial information reasonably requested relating to the Business or the Assets, including without limitation the right to examine all working papers pertaining to all financial statements prepared or audited by such accountants.

               5.10 Satisfaction of Conditions Precedent. BR will use reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article 9. BR will use reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

               5.11 Encumbrances. BR will use its reasonable best efforts to secure and preserve good and marketable title in BR's name in and to all of the Assets, free of material encumbrances, and to terminate or cause to be released all encumbrances on the Assets prior to Closing.

               5.12 Future Agreements. If BR enters into any material agreement between the date of this Agreement and the Closing related to the Business or the Assets, at the request of Symantec, BR agrees to include any such agreement within the Contracts.

        6.     SYMANTEC PRECLOSING COVENANTS

               Symantec covenants to and agrees with BR to comply with the following covenants during the period from the date of this Agreement until the
Closing:

               6.1 Advice of Changes. Symantec will promptly advise BR in writing of any event occurring subsequent to the date of this Agreement that would render any representation or warranty of Symantec contained in this Agreement, if made on or as of the date of such event or the Closing Date, untrue or inaccurate in any material respect. In addition, Symantec will promptly deliver to BR a copy of each filing made with the SEC and each press release or communication with Symantec's stockholders made prior to the Closing.

               6.2 Satisfaction of Conditions Precedent. Symantec will use reasonable efforts to satisfy or cause to be satisfied all the conditions precedent which are set forth in Article 8, and Symantec will use reasonable efforts to cause the transactions provided for in this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain all consents and authorizations of third parties and to make all filings with, and give all notices to, third parties that may be necessary or reasonably required on its part in order to effect the transactions provided for herein.

               6.3 Regulatory Approvals. Symantec will execute and file, or join in the execution and filing, of any application or other document that may be necessary in order to obtain the authorization, approval or consent of any governmental body, federal, state, local or foreign, which may be reasonably required under the laws of New Zealand, the United States or otherwise, or which BR may reasonably request, in connection with the consummation of the transactions provided for in this Agreement. Symantec will, at its own expense, use reasonable efforts to obtain all such authorizations, approvals and consents.

               6.4 No Additional Payments. Symantec will have no obligation to pay any expenses of BR or to fund the operations of BR with respect to the Business, the Assets or otherwise.

               6.5 Necessary Consents. Symantec will use reasonable efforts to obtain such written consents and take such other actions as may be necessary or appropriate, in addition to those referred to in Section 6.3, to facilitate or allow the consummation of the transactions provided for herein at the Closing.

               6.6 Litigation. Symantec will notify BR in writing promptly after learning of any action, suit, proceeding or investigation by or before any court, board or governmental agency, initiated by or against Symantec or threatened against Symantec that would have a material adverse effect on Symantec's ability to consummate the transactions provided for herein.

        7.     CLOSING MATTERS

               7.1 The Closing. Subject to termination of this Agreement as provided in Article 10 below, the consummation of the transactions provided for herein (the "CLOSING") will take place at the offices of Fenwick & West LLP, Two Palo Alto Square, Palo Alto, California 94304 at 10:00 a.m. as soon as practicable (and in no event later than three (3) business days) following the date on which all conditions to closing have been satisfied or waived by the appropriate parties, or at such other place, time and date as the parties may mutually select (the "CLOSING DATE"). At the Closing, at such time as all conditions to Closing have been satisfied or waived by the appropriate parties,
(x) BR will deliver to Symantec (i) instruments of transfer, in form and substance reasonably satisfactory to Symantec and its counsel, evidencing the sale, assignment, conveyance and transfer to Symantec of the Assets and (ii) the certificates and other documents required pursuant to Section 9 below, and (y) Symantec will (i) deliver to BR the certificates and other documents required pursuant to Section 8 below, (ii) pay to BR the Closing Payment, and (iii) deposit the Escrow Funds in escrow.

               7.2 Delivery of Documentation; Taxes. BR will deliver and transfer to Symantec on or before the Closing all copies of the Software Programs, work in progress and documentation with respect to the Software Programs and the other Assets, and will represent at the Closing that all such copies, work in progress, documentation and other materials have been so delivered. Symantec will pay all sales, transfer, ad valorem, use and stamp taxes, if any, that may be payable in connection with the sale, assignment, conveyance, transfer and delivery of the Assets to Symantec hereunder (the "TRANSFER TAXES"), which Transfer Taxes will be treated as a Loss under Section
11.2.3 hereof.

               7.3 Further Assurances. If, at any time after the Closing, Symantec reasonably considers or is advised that any further deeds, assignments or assurances are reasonably necessary or desirable to vest, perfect or confirm in Symantec title to any of the Assets, BR will promptly execute and deliver all such proper deeds, assignments and assurances and do all other things necessary or desirable to vest, perfect or confirm title to such Assets in Symantec and otherwise to carry out the purposes of this Agreement.

        8.     CONDITIONS TO OBLIGATIONS OF BR

               The obligations of BR hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by BR, but only in a writing signed by BR):

               8.1 Accuracy of Representations and Warranties. The representations and warranties of Symantec set forth in Article 4 shall be true and accurate in every material respect on and as of the date of this Agreement and (as supplemented or amended by any supplements or amendments delivered by Symantec to BR in writing, and accepted by BR, prior to the Closing Date) as of the Closing Date with the same force and effect as if they had been made at the Closing. BR shall have received a certificate to such effect executed by Symantec's Chief Financial Officer.

               8.2 Covenants. Symantec shall have performed and complied in all material respects with all of its covenants contained in Article 6 on or before the Closing. BR shall have received a certificate to such effect executed by Symantec's Chief Financial Officer.

               8.3 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions contemplated by this Agreement.

               8.4 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, and there shall have been taken such other action, as may be required to consummate the transactions provided for herein in compliance with applicable laws.

               8.5 No Litigation. No litigation or proceeding shall be pending which has the probable effect of enjoining or preventing the consummation of any of the transactions provided for in this Agreement .

               8.6 Escrow. BR shall have received the Escrow Agreement executed by the parties thereto.

        9.     CONDITIONS TO OBLIGATIONS OF SYMANTEC

               The obligations of Symantec hereunder are subject to the fulfillment or satisfaction, on and as of the Closing, of each of the following conditions (any one or more of which may be waived by Symantec, but only in a writing signed by Symantec):

               9.1 Accuracy of Representations and Warranties. The representations and warranties of BR set forth in this Agreement shall be true and complete in every material respect, on and as of the date of this Agreement and (as supplemented or amended by any supplements or amendments delivered by BR to Symantec in writing, and accepted by Symantec, prior to the Closing Date) as of the Closing with the same force and effect as if they had been made at the Closing, and Symantec shall have received a certificate to such effect executed by the Chief Financial Officer of BR.

               9.2 Covenants. BR shall have performed and complied in all material respects with all of its covenants contained in Article 5 and in
Section 7.2 on or before the Closing, and Symantec shall have received a certificate to such effect signed by the Chief Financial Officer of BR.

               9.3 Compliance with Law. There shall be no order, decree, or ruling by any court or governmental agency or threat thereof, or any other fact or circumstance, which would prohibit or render illegal the transactions provided for in this Agreement.

               9.4 Government Consents. There shall have been obtained at or prior to the Closing Date such permits or authorizations by any regulatory authority having jurisdiction over the parties and the actions herein proposed to be taken, and there shall have been taken such other action, as may be required to consummate the transactions provided for herein in compliance with applicable laws.

               9.5 No Litigation. No litigation or proceeding shall be pending which has the probable effect of (a) enjoining or preventing the consummation of any of the transactions provided for in this Agreement or (b) having a material adverse effect on the Assets or Symantec's ownership and use thereof.

               9.6 No Material Adverse Change. No material adverse change shall have occurred after March 31, 1998 in the financial or business conditions or liabilities of BR or in the Assets.

               9.7 Requisite Approvals. The principal terms of this Agreement shall have been approved by the stockholders of BR.

               9.8 Ancillary Agreements. An Employment Agreement in the form of EXHIBIT G hereto, with such changes as may be approved by Symantec, shall have been executed and delivered to Symantec by Murray Hayden Haszard.

               9.9 Status of Software Programs. Symantec shall have received the Software Programs.

               9.10 Release of Obligations. BR shall have executed and delivered agreements or instruments, in such form as may be reasonably satisfactory to Symantec, releasing those BR Employees who accept employment (either as of the Closing or thereafter) with Symantec or any of its affiliates from any obligations of such employees to BR under employment agreements, confidentiality agreements, invention agreements or other similar agreements to the extent that such obligations would restrict or inhibit the employees' performance of their duties as employees of Symantec or its subsidiaries.

               9.11 Opinion of Counsel to BR. Symantec shall have received from Blanc Williams Johnston & Kronstadt, United States counsel to BR, an opinion substantially in the form of EXHIBIT H1 hereto, from Boerner Van Dueren Norris & Rieselbach, S.C, United States counsel to BR Reinhart. an opinion substantially in the form of EXHIBIT H2 hereto, and from Bell Gully Buddle Weir, New Zealand counsel to BRL, an opinion substantially in the form of EXHIBIT H3.

               9.12 Documents. Symantec shall have received all written consents, assignments, waivers, authorizations or other certificates reasonably deemed necessary by Symantec's legal counsel to provide for the assignment to Symantec of the Contracts and the continuation in full force and effect of the Contracts, for the sale, assignment, and transfer to Symantec of the other Assets, for Symantec's unrestricted and encumbered use thereof (except for those encumbrances listed in Schedule 1.2 hereof ), and for Symantec to consummate the transactions contemplated hereby; provided that none of the Contracts will be adversely affected by the transactions provided for herein.

               9.13 Escrow. Symantec shall have received the Escrow Agreement executed by the parties thereto.

        10.    TERMINATION OF AGREEMENT

               10.1   Prior to the Closing.

                      10.1.1 This Agreement may be terminated at any time prior to the Closing by the mutual written consent of each of the parties hereto.

                      10.1.2 Unless otherwise specifically provided herein or agreed in writing by the parties hereto, this Agreement will be terminated if all conditions to the Closing have not been or cannot reasonably be satisfied or waived, on or before July 3, 1998; provided, however, that the parties may agree in writing to extend this date.

               10.2 At the Closing. At the Closing, this Agreement may be terminated and abandoned:

                      10.2.1 By Symantec if any of the conditions precedent to Symantec's obligations set forth in Section 9 above have not been fulfilled or waived at and as of the Closing or if BR is in material breach of this Agreement; or

                      10.2.2 By BR if any of the conditions precedent to their obligations set forth in Section 8 above have not been fulfilled or waived at and as of the Closing or if Symantec is in material breach of this Agreement.

                      Except as otherwise provided herein, any termination of this Agreement under this Section 10.2 will be effective upon the delivery of notice of the terminating party to the other party hereto.

               10.3 Confidentiality Agreement. The parties respective obligations under that certain Confidentiality Agreement dated January 30, 1998 (the "CONFIDENTIALITY AGREEMENT") will remain in full force and effect, in accordance with the terms of such Confidentiality Agreement, after the termination of this Agreement for any reason.

               10.4 Certain Continuing Obligations. Following any termination of this Agreement pursuant to this Article 10, the parties hereto will continue to perform their respective obligations under Sections 10.3 and 12.17, but the parties will not be required to continue to perform their other covenants under this Agreement.

        11.    SURVIVAL OF REPRESENTATIONS, INDEMNIFICATION AND
               REMEDIES, CONTINUING COVENANTS

               11.1 Survival of Representations. The parties' respective representations, warranties and covenants contained in this Agreement will remain operative and in full force and effect for twelve months after the Closing in accordance with their respective terms.

               11.2   Indemnification.

                      11.2.1 Subject to Section 11.2.6, Symantec will indemnify, defend and hold harmless BR and its officers directors, and shareholders, and their administrators, successors and assigns, against any Loss (as defined below) to which any such person may become subject, insofar as such Loss (or actions in respect thereof) arise out of or are based upon (a) any material breach by Symantec of its obligations or warranties under this Agreement or any material misrepresentation by Symantec under this Agreement, (b) operation of the Business or use of the Assets after the Closing and (c) any liabilities expressly assumed by Symantec hereunder. Symantec will reimburse any such person or entity for any legal or any other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action, to the extent that the indemnity provided for above applies thereto. No recovery will be available under this
Section 11.2.1 for lost profits or consequential damages.

                      11.2.2 Subject to Section 11.2.6, BR and the stockholders of BR executing this Agreement (the "STOCKHOLDERS") will indemnify, defend and hold harmless Symantec and each of its directors, and shareholders, and officers, and their administrators, successors and assigns against any Loss to which any such person or entity may become subject insofar as such Loss (or actions in respect thereof) arise out of or are based upon: (a) any material breach by BR of its obligations or warranties under this Agreement or any material misrepresentation by BR under this Agreement, (b) any liabilities of BR not expressly assumed by Symantec hereunder, (c) except as expressly assumed by Symantec herein, the operation of the Business at any time on or prior to the Effective Date (including any taxes related to BR's operations), the operation of the Business other than in the ordinary course between the Effective Date and the Closing Date, and any claims or actions brought by BR employees, former employees, agents or representatives based on claims arising prior to the Closing Date, other than those expressly assumed by Symantec, (d) Software Programs or other products or services sold, licensed or otherwise provided by BR to third parties on or prior to the Closing, other than warranty and service claims based on warranties disclosed to Symantec hereunder, (e) any claim of infringement, misappropriation or violation of any patent, copyright, trademark, service mark, or other intellectual or industrial property or proprietary right of any third party by the Intellectual Property Rights or the Software Programs as such claim relates to the period prior to the Closing or exists in breach of BR's representations and warranties in Section 3.10 hereof, (f) failure of BR to comply with any Environmental Law or (g) which constitute Indemnified Distributor Claims (subject to the limitations herein and the provisions of Section 11.2.6). BR and the Stockholders will reimburse any such person or entity for any legal or any other expenses reasonably incurred by such person or entity in connection with investigating or defending any such loss, claim, damage, liability or action, to the extent that the indemnity provided for above applies. No recovery will be available under this Section 11.2.2 for lost profits or consequential damages. As to any claim for indemnification provided for in this Section 11.2 other than with respect to an Indemnified Distributor Claim, such claim shall not apply unless and until the Loss for which one or more indemnified party seeks indemnification under this Section, exclusive of legal fees, exceeds $150,000 (the "BASKET"), in which event BR and the Stockholders shall be liable to indemnify such indemnified party or parties for all of the Loss. The basket shall not apply to any Indemnified Distributor Claim and Indemnified Distributor Claims shall not apply against the Basket. The amount of any Transfer Taxes paid by Symantec pursuant to Section 7.2 hereof shall be included as a Loss in the calculation of the Basket for the purposes of this Section 11.2.2. In addition to the foregoing, the Escrow Funds shall be the sole and exclusive source of payment of any indemnification claims and the liability of BR and the Stockholders for such claims will be limited to the amount of Escrow Funds. In no event will BR or the Stockholders have liability for claims under Section 11.2.2 other than out of funds in the Escrow as provided herein and in the Escrow Agreement or for amounts in excess of such funds.

                      11.2.3 As used in this Article 11, "LOSS" means and includes any and all liabilities, losses, damages, claims, expenses, costs, fines, fees, penalties, obligations, injuries or amounts paid in settlement, including those resulting from any and all claims, actions, suits, demands, assessments, investigations, judgments, orders, awards, arbitrations, settlements or other proceedings, together with reasonable costs and expenses, including the reasonable attorneys' and experts' fees, court costs, arbitration costs, filing fees and other legal costs and expenses relating thereto. As used in this Agreement, "DISTRIBUTOR LIABILITIES" means and includes any Loss (existing or future) arising or related in any way to or from any actual or alleged arrangement, understanding, agreement or contract, whether written or oral, with any distributor or reseller of the Software Programs as of the date of the Closing, including all claims arising in connection with any litigation or threat of litigation disclosed in the Schedules hereto (a "BR DISTRIBUTOR"), including all transactions arising in connection with or related to any such arrangement, understanding, agreement or contract, and whether such Loss is based on contract, tort, statute, strict liability or other legal theory. As used in this Agreement, "INDEMNIFIED DISTRIBUTOR CLAIMS" means any and all Distributor Liabilities, except for claims for lost profits or consequential damages and except for claims resulting from actions of Symantec after the Closing taken without the consent of BR, which will not be unreasonably withheld with respect to a BR Distributor which materially and adversely alter the Loss that would have arisen but for such actions.

                      11.2.4 Each person entitled to indemnification under this
Section 11.2 (the "INDEMNIFIED PARTY") will give notice in writing to the party required to provide such indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and will permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, which will conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval must not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein will not relieve the Indemnifying Party of its obligations under this Section 11.2 except to the extent the Indemnifying Party is actually prejudiced thereby. The Indemnified Party may participate in such defense at such party's cost and expense. The Indemnifying Party will not, in the defense of any such claim or litigation, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation, and no Indemnified Party will consent to entry of any judgment or settle such claim or litigation (or enter into any agreement related to the same with the claimants) without the prior written consent of the Indemnifying Party.

                      11.2.5 No claim for indemnification under this Section
11.2 may be brought after the first (1st) anniversary of the Closing Date.

                      11.2.6 Notwithstanding the other provisions of this
Section 1.2, claims for Distributor Liabilities shall be handled as provided in this Section 11.2.6. Each party shall have the right to joint participation in and control of the defense and settlement of any claims for Distributor Liabilities, at such party's own cost and expense. If either party has actual knowledge of any such claim, it will promptly give notice in writing to the other parties. No party may consent to any judgment or enter into any agreement or settlement of any nature with any BR Distributor that has or may have a claim for Distributor Liabilities without the consent and participation of the other parties. In connection with any such claim, Symantec agrees that it will offer any BR Distributor the right to distribute the Software Programs and Developments on terms and conditions equivalent to those it offers to other Symantec distributors having similar volume and other commitments, for a reasonable period, subject to the reasonable approval of BR and the Stockholders.

               11.3 No Limitation on Other Rights or Injunctive Relief. The foregoing provisions of this Article 11, together with the other specific allocations of liability specified in other Sections of this Agreements, are in addition to any other remedies available to an Indemnified Party (except that claims for damages shall be subject to the limitation of claims for indemnification to the Escrow Funds) and nothing herein shall be deemed to restrict a party's ability to seek and obtain injunctive relief.

               11.4 Nonsolicitation of Employees. Beginning with the execution of this Agreement and continuing until two years after the Closing Date, BR will not recruit, attempt to hire, solicit or assist others in recruiting, attempting to hire or soliciting any BR Employee hired by Symantec.

               11.5 Noncompetition Provision. In consideration of Symantec entering into this Agreement, BR and the undersigned Stockholders (each, a "SELLER") each hereby severally and not jointly covenant and agree with Symantec (and for the purposes of this clause, Symantec includes any associated, subsidiary, related or affiliate company) that for a two year period following the Closing (provided that with respect to Murray Hayden Haszard, such period shall be two years from the date on which his employment with Symantec ceases) (the "NONCOMPETE PERIOD"), such Seller will not, directly or indirectly, individually or as an employee, partner, officer, director or shareholder (except with the prior written consent of Symantec) or in any other capacity whatsoever of or for any person, firm, partnership, company or corporation other than Symantec:

                      (a) Own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of or be connected in any manner with any business engaged, in the geographical areas referred to in this Section 11.5, in the design, research, development, marketing, sale, or licensing of computer software that is substantially similar to or competitive with any software products or other products created, distributed or known by Seller to be under development by BR prior to the Closing;

                      (b) To Seller's knowledge, directly or indirectly develop computer software that is substantially similar to or competitive with any other computer program or products the creation or development of which he participated in during the Noncompete Period; or

                      (c) Recruit, attempt to hire, solicit, assist others in recruiting or hiring, or refer to others concerning employment, in or with respect to the geographical areas referred to in Section 11.5.1 below, any person who is an employee of Symantec or any of its subsidiaries or induce or attempt to induce any such employee to terminate his employment with Symantec or any of its subsidiaries.

                      11.5.1 Geographical Areas. The geographical areas in which the restrictions provided for in this Section 11.5 apply include all cities, counties and states of New Zealand, Australia, the United States, and all other countries in which Symantec (or any of its subsidiaries) has engaged in licensing or sales or otherwise conducted business or selling or licensing efforts at any time up to and including the date of the Closing. Each Seller acknowledges that the scope and period of restrictions and the geographical area to which the restrictions imposed in this Section 11.5 applies are fair and reasonable and are reasonably required for the protection of Symantec and that this Agreement accurately describes the business to which the restrictions are intended to apply.

                      [11.5.2 Non-Solicitation of Customers. In addition to, and not in limitation of, the non-competition covenants of Seller set forth above in this Section 11.5, each Seller agrees with Symantec that, during the Noncompete Period, such Seller will not, either for Seller or for any other person or entity, directly or indirectly (other than for Symantec), solicit or obtain, or attempt to solicit or obtain, the custom of any person, firm, organization, business, corporation or other entity who is or has been a customer of Symantec during such period, or use his/its personal knowledge or influence in relation to any person, firm, organization, business, corporation or other entity who has at any time during such period been a customer of Symantec or who has contracted with or had any dealings whatsoever with Symantec.

                      11.5.3 Non-Solicitation of Employees or Consultants. In addition to, and not in limitation of, the non-competition covenants of Seller set forth above in this Section 11.5, Seller agrees with Symantec that, during the Noncompete Period, Seller will not, either for Seller or for any other person or entity, directly or indirectly, induce or attempt to induce any employee, consultant or contractor of Symantec to terminate his or her employment with Symantec and/or to terminate his or her contractual relations with Symantec.

                      11.5.4 Amendment to Retain Enforceability. It is the intent of the parties that the provisions of this Section 11.5 will be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of this Section is adjudicated to be invalid or unenforceable, this Agreement will be deemed amended to revise that provision or portion to the minimum extent necessary to render it enforceable. Such amendment will apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication was made.

                      11.5.5 Injunctive Relief. Seller acknowledges that any breach of the covenants of this Section 11.5 will result in immediate and irreparable injury to Symantec and, accordingly, consents to the application of injunctive relief and such other equitable remedies for the benefit of Symantec as may be appropriate in the event such a breach occurs or is threatened. The foregoing remedies will be in addition to all other legal remedies to which Symantec may be entitled hereunder, including, without limitation, monetary damages.

        12.    MISCELLANEOUS

               12.1 Governing Law. The internal laws of the State of California, U.S.A. (irrespective of its conflicts of law principles) will govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereto.

               12.2 Consultations. The parties each acknowledge that they have consulted with their respective accounting and tax advisors in connection with the accounting and tax treatment for this transaction, that each such party will bear all risk in connection with its accounting and tax treatment of the transactions contemplated hereby and that no party is relying on any other party in connection with the same.

               12.3 Assignment; Binding Upon Successors and Assigns. Neither party hereto may assign any of its rights or obligations hereunder, by operation of law or otherwise, without the prior written consent of the other party hereto. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

               12.4 Severability. If any provision of this Agreement, or the application thereof, is for any reason held to any extent to be invalid or unenforceable, the remainder of this Agreement and application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision.

               12.5 Counterparts. This Agreement may be executed in counterparts, each of which will be an original as regards any party whose signature appears thereon and all of which together will constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bear the signatures of all the parties reflected hereon as signatories.

               12.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

               12.7 Amendment and Waivers. Any term or provision of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only by a writing signed by the party to be bound thereby. The waiver by a party of any breach hereof or default in the performance hereof will not be deemed to constitute a waiver of any other default or any succeeding breach or default.

               12.8 No Waiver. The failure of any party to enforce any of the provisions hereof will not be construed to be a waiver of the right of such party thereafter to enforce such provisions. The waiver by any party of the right to enforce any of the provisions hereof on any occasion will not be construed to be a waiver of the right of such party to enforce such provision on any other occasion.

               12.9 Expenses. Each party will bear its respective expenses and fees of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby.

               12.10 Attorneys' Fees. Should any legal action or proceeding be brought to enforce or interpret any part of this Agreement, the prevailing party will be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys' fees, costs and expenses in connection with such legal action or proceeding (including all appeals) in addition to all other relief to which such party may be entitled.

               12.11 Notices. Any notice or other communication required or permitted to be given under this Agreement will be in writing, will be delivered personally or by mail or express delivery, postage prepaid, and will be deemed given upon actual delivery or, if mailed by first class mail, on the third business day following deposit in the mails, addressed as follows:

                      (i)   If to Symantec:

                            Symantec Corporation
                            10201 Torre Avenue
                            Cupertino, CA 95014-2132
                            Attention:  Vice President, Security and Assistance

                            with a copy to:

                            Symantec Corporation
                            10201 Torre Avenue
                            Cupertino, California  95014-2132
                            Attention:  General Counsel

                      (ii)  If to BR:
                            Binary Research, Ltd.
                            42 Wanganui Avenue
                            Herne Bay
                            Auckland, New Zealand
                            Attention:  Chief Financial Officer

                            with a copy to:
                            Blanc Williams Johnston & Kronstadt
                            1900 Avenue of the Stars, Suite 1700
                            Los Angeles, CA 90067
                            Attention:  Gary A. David

                      (iii) If to the Stockholders:

                      to the address indicated on the signature page hereto; with a copy to: Blanc Williams Johnston & Kronstadt at the address indicated above or to such other address as the party in question may have furnished to the other party by written notice given in accordance with this Section 12.11.

               12.12 Construction of Agreement. This Agreement has been negotiated by the respective parties hereto and their attorneys, and the language hereof will not be construed for or against either party. A reference to an article, section or exhibit will mean an article or section in, or an exhibit to, this Agreement, unless otherwise explicitly set forth. The titles and headings in this Agreement are for reference purposes only and will not in any manner limit the construction of this Agreement. For the purposes of such construction, this Agreement will be considered as a whole. The terms "including" and "include" as used in this Agreement will be deemed to include the phrase "without limitation."

               12.13 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between the parties hereto. No party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party. No party will have the power to control the activities and operations of any other, and the parties' status is, and at all times, will continue to be, that of independent contractors with respect to each other. No party will have any power or authority to bind or commit any other. No party will hold itself out as having any authority or relationship in contravention of this Section.

               12.14 Further Assurances. Each party agrees to cooperate fully with the other party and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party to evidence and reflect the transactions provided for herein and to carry into effect the intent of this Agreement.

               12.15 Absence of Third Party Beneficiary Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, affiliate, partner or employee of any party hereto or any other person or entity, unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

               12.16 Public Announcement. Promptly following the Closing, the parties will issue a press release approved by the parties announcing their entering into this Agreement. Until the Closing Date, none of the parties will disclose the existence or the substance of this Agreement or the transactions provided for in this Agreement, except (a) as necessary to comply with the terms of this Agreement and (b) Symantec may issue such press releases, and make such other disclosures, as it determines to be required or appropriate under applicable securities laws or NASD rules, after reasonable consultation where possible with BR. Symantec and BR will take reasonable precautions to prevent any trading in Symantec Common Stock by officers, directors, employees and agents of Symantec or BR, as the case may be, having knowledge of any material information regarding this Agreement or the matters provided for hereunder, or by others having knowledge of such information, until the information in question has been publicly disclosed.

               12.17 Confidentiality. Except as expressly authorized by Symantec in writing, BR will not directly or indirectly divulge to any person or entity or use any Symantec Confidential Information. Except as expressly authorized by BR in writing, Symantec will not directly or indirectly divulge to any person or entity or use any BR Confidential Information until after the Closing Date (or at, if the Closing does not occur). As used herein, "SYMANTEC CONFIDENTIAL INFORMATION" consists of (a) any information designated by Symantec as confidential whether developed by Symantec or disclosed to Symantec by a third party, (b) any information relating to Symantec's product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research development or know-how or any proprietary or confidential information included in or associated with the Assets. As used herein, "BR CONFIDENTIAL INFORMATION" consists of (x) any information designated by BR as confidential whether developed by BR or disclosed to BR by a third party (such information will not include any information included in the Assets), (y) any information relating to the product plans, product designs, product costs, product prices, product names, finances, marketing plans, business opportunities, personnel, research, development or know-how of BR, and all rights in software and developments (except that nothing herein will restrict Symantec's use and disclosure of information included in the Assets after the Closing). "SYMANTEC CONFIDENTIAL INFORMATION" and "BR CONFIDENTIAL INFORMATION" also include the terms and conditions and existence of this Agreement, except as disclosed in accordance with Section 12.15 above. The foregoing restrictions will apply to information about a party whether or not it was obtained from such party's employees, acquired or developed by the other party during such other party's performance under this Agreement, or otherwise learned, including all information obtained through due diligence, and by a party's accountants, attorneys and other agents under or as the result of this Agreement. The foregoing restrictions will not apply to information that (i) has become publicly known through no wrongful act of the receiving party, (ii) has been rightfully received from a third party authorized by the party which is the owner, creator or compiler to make such disclosure without restriction, (iii) has been approved for release by written authorization of the party which is the owner, creator or compiler, or (iv) is being or has theretofore been disclosed pursuant to a valid court order after a reasonable attempt has been made to notify the party which is the owner, creator or compiler.

               12.18 Entire Agreement. This Agreement, the exhibits hereto and the Confidentiality Agreement constitute the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions, express or implied, written or oral, of the parties with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of trade inconsistent with any of the terms hereof.

               12.19 Actual Knowledge. For purposes of this Agreement, the term "actual knowledge" or "best knowledge" shall mean the actual knowledge of Murray Hayden Haszard or Gray Treadwell, as well as any facts that such individuals would have had if they made reasonable inquiry as to any matters where they have knowledge of facts that would make a reasonable man conduct a further inquiry.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SYMANTEC CORPORATION                      BINARY RESEARCH, LTD.

By:   /s/ HOWARD BAIN III                 By:
   ------------------------------            --------------------------------

Name:                                     Name:
    -----------------------------             -------------------------------

Its:                                      Its:
    -----------------------------             -------------------------------

SYMANTEC LIMITED                          BINARY RESEARCH INTERNATIONAL, INC.

By:   /s/ HOWARD BAIN III                 By:
   ------------------------------            --------------------------------

Name:                                     Name:
    -----------------------------             -------------------------------

Its:                                      Its:
    -----------------------------             -------------------------------

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SYMANTEC CORPORATION                      BINARY RESEARCH, LTD.

By:                                       By:  /s/ MURRAY HASZARD
   ------------------------------            --------------------------------

Name:                                     Name: Murray Haszard
    -----------------------------             -------------------------------

Its:                                      Its: President
    -----------------------------             -------------------------------

SYMANTEC LIMITED                          BINARY RESEARCH INTERNATIONAL, INC.

By:                                       By:  /s/ MURRAY HASZARD
   ------------------------------            --------------------------------

Name:                                     Name: Murray Haszard
    -----------------------------             -------------------------------

Its:                                      Its:
    -----------------------------             -------------------------------

SOLELY FOR PURPOSES OF SECTION 11.2 AND 11.5:

STOCKHOLDERS

----------------------------------

By: /s/ MURRAY HASZARD
----------------------------------

Name:
----------------------------------


Address for Notice:

----------------------------------

----------------------------------

----------------------------------


----------------------------------        -----------------------------------

By:                                       By:
   -------------------------------           --------------------------------

Name:                                     Name:
     -----------------------------             ------------------------------

By:                                       By:
   -------------------------------           --------------------------------

Name:                                     Name:
     -----------------------------             ------------------------------


Address for Notice:                       Address for Notice:

----------------------------------        -----------------------------------

----------------------------------        -----------------------------------

----------------------------------        -----------------------------------

SOLELY FOR PURPOSES OF SECTION 11.2 AND 11.5:

STOCKHOLDERS

----------------------------------

By:
----------------------------------

Name:
----------------------------------


Address for Notice:

----------------------------------

----------------------------------

----------------------------------

Gray Treadwell Family Trust               Edward Family Trust
----------------------------------        -----------------------------------

By:   /s/ GRAY TREADWELL                  By:   /s/ GRAEME EDWARD LODGE
   -------------------------------           --------------------------------

Name: Gray Treadwell                      Name: Graeme Edward Lodge
     -----------------------------             ------------------------------

By:   /s/ ROBYN HELEN TREADWELL           By:   /s/ RAYLENE MARGARET LODGE
   -------------------------------           --------------------------------

Name:  Robyn Helen Treadwell              Name: Raylene Margaret Lodge
     -----------------------------             ------------------------------


Address for Notice:                       Address for Notice:

                                           21a Arron St
----------------------------------        -----------------------------------

Ellerslie                                 Ellerslie
----------------------------------        -----------------------------------

Auckland, N.Z.                             Auckland, New Zealand
----------------------------------        -----------------------------------


/s/ Graeme Edward Lodge
----------------------------------
    Graeme Edward Lodge
    (for Gray Treadwell Trust)

                                    EXHIBITS

A-1     Programs

A-2     Tools

B       Developments

C       Contracts

D       Tangible Assets

E       Excluded Assets

F       Form of Escrow Agreement

G       Form of Employment and Noncompetition Agreement

H1      Opinion of BR US Counsel

H2      Opinion of BR NZ Counsel

                                    SCHEDULES

1.1     Exclusions from assigned Contracts

1.3     Restrictions on the Assets; Encumbrances

1.4     Assumed Obligations and Liabilities

3.1     Jurisdictions in which BR has Qualified as Foreign Corporation;
        Jurisdictions in which BR Owns or Leases Real Property, Etc.

3.2.2   Necessary filings, authorizations and approvals

3.3     Required Consents and Other Disclosures Required by Section 3.3

3.4     Litigation

3.5A    BR Financial Statements

3.5C    BR Debts, Liabilities or Obligation's Not Reflected in BR Financial
        Statements

3.7     Warranty, Development and Bug Fix Obligations

3.8     Certain Changes

3.9A    Disclosures Concerning Licenses, Instruments, Obligations and Other
        Agreements or Commitments Used in Connection with any Software Programs

3.9B    Encumbrances on Tangible Assets

3.10    Intellectual Property Rights; Disclosure of Personnel Who Have Not
        Entered Into Assignment and Confidentiality Agreements

3.13    Disclosures Concerning BR Officers, Directors and Family Members

3.14.1  BR Employment Contracts and Consulting Agreements Not Terminable at Will

3.14.3  Employee Plans and Related Information

3.14.5  BR Employees, Officers, Directors, Agents, Consultants and Contractors

3.17    Investment Banker, Broker or Finder Fees and Compensation

4.0     Symantec Schedule of Exceptions